UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2016

THESTREET, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-25779	06-1515824
(Commission File Number)	(IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR

NEW YORK, NEW YORK 10005

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 321-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

On January 20, 2016, TheStreet, Inc. (the “Company”) announced the appointment of Eric F. Lundberg as Chief Financial Officer. Mr. Lundberg commenced work at the Company on January 19, 2016.

Mr. Lundberg, 57, previously served as Senior Vice President and Chief Financial Officer of ALM Media, LLC, an integrated media company focused on the legal and commercial real estate sectors, from January 2008 to January 2015. He was also a member of ALM Media’s board of directors. Mr. Lundberg joined ALM Media from Penton Media, Inc., where he served as Chief Financial Officer from November 2006 to January 2008. Prior to joining Penton Media, Mr. Lundberg held various financial positions within American Lawyer Media (predecessor to ALM Media, LLC), including Vice President of Finance and Chief Financial Officer, from 1995-2006. Mr. Lundberg holds a B.S. in accounting from Lehigh University.

In connection with Mr. Lundberg’s appointment, the Company and Mr. Lundberg entered into a letter agreement effective January 19, 2016 (the “Letter Agreement”) that sets forth the terms and conditions of his employment. Under the Letter Agreement, Mr. Lundberg will receive an annual base salary of $275,000. Mr. Lundberg will be eligible for an annual bonus that has a target payment of 40% of his base salary, subject to the satisfaction of individual and company performance goals or criteria as may be established by the Compensation Committee of the Company’s Board of Directors and the terms and conditions of the Company’s bonus plan, provided that Mr. Lundberg’s will be paid an annual bonus of $110,000 for calendar year 2016, subject only to his remaining a full-time employee of the Company with no notice of intent to cease such employment through the bonus payment date.

On January 19, 2016, Mr. Lundberg also received a new-hire option grant of 650,000 shares (the “Option”) that vests over a period of four years as follows: 25% of the shares underlying the Option will vest on the one year anniversary of the date Mr. Lundberg commenced employment, and the remaining shares will vest in equal installments over the 36 months thereafter on the anniversary of the date Lundberg commenced employment (or the last day of the month, if necessary), subject to Mr. Lundberg’s continued employment with the Company. The Option is a nonqualified and non-plan grant intended to constitute an “inducement award” in reliance on Nasdaq Rule 5635(c)(4). The Option contains certain vesting acceleration provisions in the event of a termination without cause (as defined in the agreement evidencing the Option) or non-assumption of the Option in connection with a change in control of the Company.

In addition, on January 19, 2016 the Company entered into a severance agreement with Mr. Lundberg that provides that in the event his employment with the Company or a successor is terminated by the Company or successor without cause (as defined in the agreement evidencing the Option) and he executes a release agreement in favor of the Company, then he will be entitled to (i) receive a lump-sum severance payment equal to twelve months of his base salary (at the annual rate in effect as of the time of termination, but not less than $275,000)); and (ii) Company-paid COBRA premiums for up to twelve months. The agreement evidencing the Option also contains restrictive covenants prohibiting Mr. Lundberg from competing with the Company for a period of six months after his termination date or soliciting its employees, clients or vendors for a period of one year after his termination date.

In connection with Mr. Lundberg’s appointment as Chief Financial Officer, Richard Broitman ceased to serve as the Company’s Interim Chief Financial Officer as of January 19, 2016 and will continue his employment with the Company as Chief Accounting Officer.

Appointment of Director

On January 22, 2016, the Board of Directors of the Company, following the unanimous recommendation of the Company’s Nominating and Corporate Governance Committee, appointed Bowers W. Espy to serve as a Class I director of the Company, effective immediately. Mr. Espy’s term will expire at the annual meeting of the Company’s stockholders in 2018. Mr. Espy was also appointed to serve on the Audit Committee of the Board and qualifies as an “audit committee financial expert” under applicable Securities and Exchange Commission rules.

Mr. Espy has over 25 years of experience in finance.  After joining Merrill Lynch in 1983 as a vice president, mortgage finance officer and mortgage securities trader, he served in various roles until being named a Managing Director of Investment Banking and Head of the Financial Institutions Restructuring Group in 1989 and then Co-Head of the Depository Institutions Mergers and Acquisitions Department in 1993.  After departing Merrill Lynch in 1995, among other ventures, Mr. Espy served as Senior Vice President and Chief Financial Officer of LinkShare Corporation, a pioneering online affiliate marketing company, from 2000 to 2001, and later served on the Board of Directors of Accredited Home Lenders Holding Co., a mortgage company, from 2004 to 2007.  Mr. Espy currently serves on the National Advisory Council of the Johns Hopkins University School of Nursing, a role he has enjoyed for over 13 years.  Mr. Espy is also the sole trustee of the charitable grantor trust organized and funded by TheStreet’s founder, James J. Cramer, in connection with TheStreet’s Action Alerts PLUS product as a vehicle for subscribers to track the performance of Mr. Cramer’s Action Alerts PLUS stock recommendations.  Mr. Espy is not involved in any investment decisions undertaken by the trust and receives no compensation for serving as trustee.  Mr. Espy holds M.A. and B.S. degrees in Economics from the University of Florida.

Mr. Espy will receive compensation for his service as a director in accordance with the Company’s non-employee director compensation policy which is described in more detail in the Company’s Definitive Proxy Statement for its Annual Meeting of Stockholders filed with the U.S. Securities and Exchange Commission on April 29, 2015. The Company intends to enter into its standard form of indemnification agreement with Mr. Espy.

Item 7.01 Regulation FD Disclosure.

On January 20, 2016, the Company issued a press release announcing the appointment of Mr. Lundberg as the Company’s Chief Financial Officer, as described above under Item 5.02. A copy of the press release announcing Mr. Lundberg’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Additionally, on January 25, 2016, the Company issued a press release announcing the appointment of Mr. Espy to the Company’s Board of Directors, as described above under Item 5.02. A copy of the press release announcing Mr. Espy’s appointment is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that Section unless the registrant specifically incorporates it by reference in a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits 99.1 and 99.2 are furnished as Exhibits to this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Press Release dated January 20, 2016 announcing appointment of Eric F. Lundberg as Chief Financial Officer

99.2	Press Release dated January 25, 2016 announcing appointment of Bowers W. Espy to the Company’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET, INC. (Registrant)

Date: January 25, 2016
	By:	/s/Elisabeth DeMarse
Elisabeth DeMarse
CEO